CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-56590 and 33-71700), the latter as amended by Post-Effective Amendment No. 1, of Pizza Inn, Inc. of our report dated August 17, 1998 appearing on page 15 of this Form 10-K.

PRICEWATERHOUSECOOPERS  LLP

Dallas,  TX
September  25,  1998